Filed Pursuant to
                                                                 Rule 424(b)(3)
                                                             File No. 333-83208



                         PRICING SUPPLEMENT NO. 18 DATED
                           MAY 28, 2002 TO PROSPECTUS
                       DATED MARCH 15, 2002 AND PROSPECTUS
                         SUPPLEMENT DATED MARCH 15, 2002

                           BOEING CAPITAL CORPORATION

                      Boeing Capital Corporation InterNotes
                   Due Nine Months or More From Date of Issue

         Except as set forth herein, the Boeing Capital Corporation InterNotes offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 15, 2002, as amended and supplemented by the Prospectus Supplement dated March 15, 2002 (the "Prospectus").

Aggregate Principal Amount:          $7,366,000

Price to Public:                     100%

Concession:                          1.5%

Net Proceeds:                        $7,255,510

Original Issue Date                  May 31, 2002
(Settlement Date):

Stated Maturity Date:                May 15, 2012

Interest Rate:                       6.00% per annum

Interest Payment Dates:              Commencing November 15, 2002 and
                                     thereafter on the 15th calendar day of
                                     each May and November up to and including the Maturity Date

Optional Redemption:                 [ ] Yes
                                     [X] No

Survivor's Option:                   [X] Yes
                                     [ ] No

Form of Notes Issued:                [X] Book-Entry Notes
                                     [ ] Certificated Notes

CUSIP Number:                        09700PAT5

Joint Lead Managers and Lead Agents: Banc of America Securities LLC and
                                     INCAPITAL, LLC

Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co., Inc., Edward D. Jones & Co.,
                                     L.P., Merrill Lynch & Co., Morgan Stanley,
                                     Quick and Reilly Inc., Salomon Smith
                                     Barney, U.S. Bancorp Piper Jaffray, UBS
                                     PaineWebber, Wachovia Securities